                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements
(Form S-8 No. 333-109828 and No. 333-112003 and Form F-3 No. 333-99601) of
Healthcare Technologies Ltd. of our report dated June 25, 2007, with respect to the consolidated financial statements of Healthcare Technologies Ltd. and subsidiaries included in this Annual Report (Form 20-F) for the year ended
December 31, 2006 filed with securities and exchange commission.

Tel Aviv Israel                                  KOST, FORER GABBAY & KASIERER
June 25, 2007                                   A Member of Ernst & Young Global